EXHIBIT 99.1

Tiptree to Acquire Growing Vehicle Warranty Solutions Provider, Smart AutoCare
Founder and CEO Peter Masi will continue to run business

New York, NY and Richardson, TX, December 17, 2019--(BUSINESS WIRE)-- Tiptree Inc. (NASDAQ: TIPT) and Peter Masi today announced that Tiptree Insurance has agreed to acquire Smart AutoCare, a rapidly growing vehicle warranty solutions provider led by its founder and CEO, Peter Masi, in an all cash transaction that will also include incentive-based earn outs over time. The transaction is subject to customary closing conditions including regulatory approval and is expected to close early in the first quarter of 2020. Peter Masi will remain CEO of the business.
The acquisition is expected to expand Tiptree’s warranty distribution channels by more than doubling its presence in the auto warranty sector. With annualized premiums and equivalents of $200 million and cash and liquid assets of $120 million, Smart AutoCare will enhance Tiptree’s warranty scale and market presence by nearly 40% and significantly increase Tiptree’s fee-based cash flows generated outside of its regulated insurance subsidiaries.
“Tiptree’s acquisition of Smart AutoCare advances our position as a leading provider of warranty and niche insurance products. We believe Peter and his team will contribute to accelerating our growth in the warranty sectors for years to come,” said Michael Barnes, Tiptree's Executive Chairman.

Tiptree Insurance President and CEO, Rick Kahlbaugh said, “As a business partner of Smart AutoCare’s for many years, we have profound respect for Peter and the business he has built. Tiptree has been diligently exploring strategic opportunities in the warranty industry, and we are confident that we have found the right acquisition in Smart AutoCare. We are thrilled to welcome Smart AutoCare and Peter to the Tiptree Insurance family of companies.”

Peter Masi, Smart AutoCare CEO, said, “This creates a unique opportunity in the marketplace to position ourselves as a leader with a strong capital position, allowing us the resources and a flexible approach to provide solutions to our dealers and agents. This transaction creates an identity unlike any other in recent deals for us and our clients nationwide.”

Structure and Financial Highlights
The transaction values Smart AutoCare at an enterprise value multiple of 8.3x expected annualized modified cash EBITDA (before anticipated revenue and expense synergies). The transaction consideration includes a cash payment at closing and incentive-based earn outs eligible to be earned based on the performance of the business after closing. Tiptree intends to fund the acquisition from a combination of cash and debt financing, subject to market conditions at closing. Smart AutoCare and its affiliated entities will become wholly owned subsidiaries of Tiptree Warranty Holdings LLC, which is a wholly owned subsidiary of Tiptree Insurance and affiliate of Fortegra Financial. An investor presentation regarding the transaction will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

Advisors

Keefe, Bruyette & Woods, Inc. is acting as financial advisor to Tiptree, with Debevoise & Plimpton LLP serving as legal counsel.

Colonnade Securities LLC is acting as financial advisor to Smart AutoCare, with Weiner Law Group LLP serving as legal counsel.

About Tiptree
Tiptree Inc. (NASDAQ: TIPT) is a holding company that combines insurance operations with investment management capabilities. The Company’s principal operating subsidiary is a leading provider of specialty insurance products and related services, including credit protection, warranty, and programs that underwrite niche personal and commercial lines of insurance. The Company also allocates capital across a broad spectrum of investments, which is referred to as Tiptree Capital. For more information, please visit www.tiptreeinc.com.
Tiptree Inc.
Investor Relations, 212-446-1400
ir@tiptreeinc.com

About Smart AutoCare

Smart AutoCare, formerly known as Accelerated Service International, designs, markets, and administers turnkey finance and insurance (“F&I”) products and reinsurance solutions to auto dealerships across the United States. Smart AutoCare’s best-in-class customer service, professional adjudication, comprehensive product offering, and proprietary technology solution make it one of the most respected F&I brands.

Forward-Looking Statements
This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond Tiptree Inc.’s (the “Company”) control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. Other unknown or unpredictable factors could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.